                                                                 Exhibit 99.a.14


                    Revised Earnings per Share Computation
                   Three and Six Months Ended June 30, 1999
                                  (Unaudited)


                                                                 Three Months Ended June 30, 1999
                                                                                           Per Share
                                                              Income         Shares          Amount
---------------------------------------------------------------------------------------------------------
Basic and Diluted EPS                                          (Thousands, except per share amounts)
          Income available for common stock                        $ 174       63,180(a)             $ -
=========================================================================================================

There were 39,892,896 common share equivalents relative to the convertible preferred stock excluded from the above calculation of EPS due to the assumed conversion effect being antidilutive for the three months ended June 30, 1999.

(a) Total shares outstanding for the diluted EPS computation is 63,206,000; however, this still results in $0.00 per share diluted EPS.

                                                                Six Months Ended June 30, 1999
                                                                                           Per Share
                                                              Income         Shares          Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
          Income available for common stock                     $ 51,300         63,218
          Convertible preferred stock                             18,631         40,218
                                                           -----------------------------
               Income available for common stock
               + assumed conversion of preferred stock          $ 69,931        103,436           $ 0.68
                                                           =============================
          Further dilution from applying the "two-
          class" method                                                                            (0.11)
                                                                                        -----------------
          Basic earnings per share                                                                $ 0.57
                                                                                        =================
Effect of other dilutive securities
          Options                                                      -             26
                                                           -----------------------------
Diluted EPS
          Income available for common stock
             + assumed exercise of stock options                $ 69,931        103,462           $ 0.68
                                                           =============================
          Further dilution from applying the "two-
          class" method                                                                            (0.11)
                                                                                        -----------------
          Diluted earnings per share                                                              $ 0.57
=========================================================================================================